Exhibit 99.1
Revance Reports Third Quarter 2023 Financial Results,
Provides Corporate Update

–Q3 total product revenue of $54.1 million, a YoY increase of 107.5%.
–Q3 DAXXIFY® revenue of $22.0 million, and first full year revenue post approval of $71.0 million.
–Q3 RHA® Collection revenue of $32.1 million, a YoY increase of 23.2%.
–In August, DAXXIFY was approved by the FDA for the treatment of cervical dystonia, representing the company's first approval in the therapeutics market.
–DAXXIFY cervical dystonia PrevU program remains on track with over 150 patients treated.
–Conference call and webcast today at 4:30 p.m. ET.

NASHVILLE, Tenn., November 8, 2023 - Revance Therapeutics, Inc. (RVNC, www.revance.com), today reported financial results for the third quarter ended September 30, 2023 and provided a corporate update.

Financial Highlights
•Total revenue for the three months ended September 30, 2023, nearly doubled to $56.8 million from $29.0 million for the same period last year, primarily due to the commercialization of DAXXIFY and sales growth of the RHA Collection of dermal fillers. Revenue for the third quarter included $32.1 million of RHA Collection revenue, $22.0 million of DAXXIFY revenue and $2.7 million of service revenue. Revenue for the nine months ended September 30, 2023 was $164.2 million compared to $82.6 million for the same period in 2022.

•Selling, general and administrative (SG&A) expenses for the three and nine months ended September 30, 2023, were $69.1 million and $212.5 million compared to $65.8 million and $158.7 million, respectively, for the same periods in 2022, presented in accordance with U.S. generally accepted accounting principles (GAAP). The quarterly increase was primarily due to higher sales and marketing expenses related to DAXXIFY's launch and the company's expanded aesthetics field force. Excluding depreciation, amortization, stock-based compensation, and restructuring charges, non-GAAP SG&A expenses were $59.1 million and $176.9 million, respectively, for the three and nine months ended September 30, 2023.

•Research and development (R&D) expenses for the three and nine months ended September 30, 2023 were $13.1 million and $59.0 million compared to $26.1 million and $81.7 million, respectively, for the same periods in 2022. The quarterly decrease was primarily due to the effects of certain manufacturing-related expenses capitalized into inventory for DAXXIFY. Excluding depreciation, amortization, stock-based compensation and restructuring charges, non-GAAP R&D expenses were $9.9 million and $46.8 million, respectively, for the three and nine months ended September 30, 2023.

•Total operating expenses for the three and nine months ended September 30, 2023 were $196.1 million and $427.1 million compared to $106.5 million and $280.2 million, respectively, for the same periods in 2022. Excluding costs of revenue, depreciation, amortization, stock-based compensation, restructuring and impairment charges, non-GAAP operating expenses were $69.0 million and $223.7 million, respectively, for the three and nine months ended September 30, 2023.

•Net loss for the three and nine months ended September 30, 2023 was $141.2 million and $268.3 million, respectively, compared to a net loss of $84.7 million and $210.5 million for the same periods in 2022.

•Restructuring charges related to OPUL® payments business. In connection with the company’s plan to exit the OPUL payments business by the end of Q1 2024, the company recorded restructuring and impairment charges of $95.2 million as of September 30, 2023, and expects to record up to an additional $3 million in charges through the three months ended March 31, 2024.

•Cash, cash equivalents and short-term investments as of September 30, 2023 were $300.2 million.

•$50 million second tranche notes issued to Athyrium Capital in August at an 8.5% fixed interest rate. Revance and Athyrium Capital amended the company’s existing Note Purchase Agreement, which was entered into on March 18, 2022. Pursuant to the amendment, the second tranche commitment was reduced from $100 million to $50 million, and the uncommitted third tranche note was increased from $100 million to $150 million.

“The third quarter marked an important period for Revance as we evolved our pricing strategy for DAXXIFY to incorporate real-world experience and customer feedback gathered during our early roll out. We are encouraged by the response we've received from our customers with regards to the price change and believe this adjustment will help us drive deeper penetration and greater adoption over time," said Chief Executive Officer Mark J. Foley. "While early, we are seeing a positive impact on DAXXIFY reorder rates and purchase volumes and continue to believe that our innovative and differentiated products will allow us to be a meaningful player in the facial injectables market."

Foley continued, "We are also excited to have initiated our cervical dystonia PrevU program which is making great progress and allowing us to gain important real-world feedback from providers, patients and payers - all of which will be key to informing our commercial launch in 2024. Further, with our focus on capital allocation priorities and our strong cash position, we believe we have the necessary resources to support the growth of both of our aesthetics and therapeutics franchises while achieving positive Adjusted EBITDA in 2025.”

Third Quarter Highlights and Subsequent Updates
•DAXXIFY generated $71.0 million in total sales one year post-approval, surpassing total first year sales of all Botox® Cosmetic competitors combined.

•Based on independent survey results, 82% of healthcare professionals and 84% of patients are satisfied or very satisfied with the aesthetic results of DAXXIFY. Further, of the attributes surveyed, DAXXIFY's duration, quick onset, and the improved appearance of skin quality were cited as the top three reasons injectors prefer DAXXIFY over their first choice short-acting toxin1.

•Based on real-world learnings and customer feedback, Revance introduced new competitive pricing for DAXXIFY on September 1, 2023. The company believes the change will support broad-based market adoption.

•Q3 DAXXIFY Launch Metrics:
◦The number of DAXXIFY vials sold in Q3 increased by 10% from the prior quarter, with revenue offset by a lower average selling price (ASP).
◦Revenue from reordering accounts and vials sold to reordering accounts were up 25% and 43%, respectively, from the prior quarter, with the majority of the increase attributed to the month of September.
◦Revenue from reordering accounts represented approximately two-thirds of DAXXIFY revenue in the third quarter, the majority of which was generated in the month of September.
◦The company ended the quarter with over 2,500 accounts that have ordered DAXXIFY.

•The company today appointed Erica Jordan, Senior Vice President of Commercial to Chief Commercial Officer, Aesthetics. As CCO, Erica will have global responsibility for all aesthetics commercial activity including commercial strategy, sales and marketing, branding, loyalty and engagement.

•In October, DAXXIFY was named to TIME’s Best Inventions of 2023(https://time.com/collection/best-inventions-2023/), marking the first time that a facial injectable was selected to the list. This year,

TIME® featured 200 groundbreaking inventions that have changed the way people live, work, play and think. The innovations were evaluated based on key factors including originality, efficacy, ambition and impact. In addition, DAXXIFY recently won the award for "Longest Lasting Injectable" in SHAPE's 2023 Beauty Awards(https://www.shape.com/shape-beauty-awards-2023-in-office-treatments-8362273).

•During the nine months ended September 30, 2023, the RHA Collection gained the most market share in the U.S. hyaluronic acid filler market based on Guidepoint Qsight. Further, in July, the FDA approved the expansion of RHA 4’s label to include cannula use.

•Accounts across Revance’s aesthetic portfolio totaled over 6,500 at the end of the third quarter 2023, with over 2,500 accounts ordering DAXXIFY.

•Revance received the FDA's approval for DAXXIFY for the treatment of cervical dystonia on August 14, 2023. The DAXXIFY cervical dystonia PrevU program remains on track. Since the program's initiation on September 1st, over 150 patients have been treated with DAXXIFY across 17 practices, and the feedback from physicians, patients and providers have been positive. The company submitted its J-Code application and expects to receive a permanent J-Code for DAXXIFY in early 2024, prior to commercial launch beginning mid-year 2024.

•In September, Revance announced its plans to exit the OPUL payments business by the end of Q1 2024 to prioritize its capital allocation. The company expects to generate up to approximately $20 million in annual cost savings, which provides the company flexibility to reinvest in DAXXIFY aesthetics and therapeutics commercialization or reduce operating expenses.

•In July, Fosun Pharma’s biologics license application (BLA) for DAXXIFY for the treatment of cervical dystonia was accepted for review by China’s National Medical Products Administration (NMPA). In April, the NMPA accepted Fosun Pharma's BLA for DAXXIFY for the improvement of glabellar lines. The anticipated approvals for both indications are expected in 2024.

Financial Outlook
In September 2023, Revance revised its 2023 GAAP and Non-GAAP operating expense guidance to reflect the company's exit of the OPUL payments business. Revance expects its 2023 GAAP operating expenses to be $545 million to $585 million and non-GAAP operating expenses, which exclude costs of revenue, depreciation and amortization, stock-based compensation, and restructuring and impairment charges to be $315 million to $335 million. Revance expects its 2023 non-GAAP research and development expense to be $75 million to $85 million. The company’s non-GAAP operating expense guidance for 2023 primarily reflects increased investments in its aesthetics commercial infrastructure, including sales team expansion, DAXXIFY and RHA Collection commercial investments.

With current cash, cash equivalents, short-term investments and anticipated revenues and expenditures, management projects that the company will be funded to cash flow break-even and expects to reach positive Adjusted EBITDA in 2025.

Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on November 8, 2023, to discuss its financial results and provide a corporate update. Individuals interested in listening to the conference call may do so by dialing (833) 470-1428 and reference conference ID 509643 or from the webcast link in the investor relations section of the company's website at: www.revance.com.

A replay of the call will be available beginning November 8, 2023, at 4:30 p.m. PT / 7:30 p.m. ET to February 8, 2024 at 4:30 p.m. PT / 7:30 p.m. ET. To access the replay, please register through the webcast link found in the investor relations section of the company’s website. The webcast will be available in the investor relations section of company's website for 90 days following the completion of the call.

1.Independent DAXXIFY survey (N=225), Kx Advisors, August 2023.

About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that enhance patient outcomes and physician experiences. Revance’s portfolio includes DAXXIFY (daxibotulinumtoxinA-lanm) for injection and the RHA Collection of dermal fillers in the U.S. Revance has also partnered with Viatris Inc. to develop a biosimilar to onabotulinumtoxinA for injection and Shanghai Fosun Pharmaceutical to commercialize DAXXIFY in China.

Revance is headquartered in Nashville, Tenn., with additional office locations in Newark and Irvine, Calif. Learn more at www.Revance.com, www.RevanceAesthetics.com, www.DAXXIFY.com, www.hcp.DAXXIFYTherapy.com/ or connect with us on LinkedIn (https://www.linkedin.com/company/revance/mycompany/verification/).

“Revance”, the Revance logo, and DAXXIFY are registered trademarks of Revance Therapeutics, Inc. Resilient Hyaluronic Acid® and RHA are trademarks of TEOXANE SA. BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to our 2023 financial outlook, milestone expectations, future expenses, and financial position; our expected cash flow breakeven; our ability and timing related to achieving positive adjusted EBITDA; our potential to drive deeper penetration and greater adoption; including broad-based market adoption; the impact of our pricing strategy on volumes sold, account reordering and adoption; our ability to achieve meaningful share gain; the timing and plans related to the launch of DAXXIFY for the treatment of cervical dystonia; including expectations regarding receipt of a J-Code; the exit of the OPUL payments business and anticipated cost savings generated by the exit; the growth potential of our products and our business; the potential to set a new standard of care; the potential benefits of our products; the extent to which our products are considered innovative and differentiated; the anticipated approvals of DAXXIFY and commercialization of DAXXIFY through our Fosun partnership; development of a biosimilar to onabotulinumtoxinA for injection with our partner, Viatris; and our business and marketing strategy, timeline, goals, plans and prospects, including our commercialization plans; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate to, but are not limited to: our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, revenues, capital requirements, our financial performance and the economics of DAXXIFY and the RHA Collection of dermal fillers; the extent of future impairment charges; our ability to comply with our debt obligations; the impact of macroeconomic factors on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability to maintain approval of our products; our ability and the ability of our partners to manufacture supplies for DAXXIFY and our drug product candidates; our ability to acquire supplies of the RHA Collection of dermal fillers; the uncertain clinical development process; our ability to obtain, and the timing relating to, regulatory submissions and approvals with respect to our drug product candidates and third-party manufacturers; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY, the RHA Collection of dermal fillers, and our drug product candidates, if approved; our ability to successfully commercialize DAXXIFY and to continue to successfully commercialize the RHA Collection of dermal fillers; the timing and cost of commercialization activities; securing or maintaining adequate coverage or reimbursement by third-party payers for DAXXIFY; the proper training and administration of our products by physicians and medical staff; our ability to maintain and gain acceptance from injectors in the use of DAXXIFY for aesthetic and therapeutic indications; our ability to expand sales and marketing capabilities; the status of commercial collaborations; our ability to effectively manage the exit of the OPUL payments business; changes in and failures to comply with laws and regulations; our ability to continue obtaining and maintaining intellectual property protection for our products; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; our ability to limit or mitigate cybersecurity incidents; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risk Factors" in our Form 10-K filed with the SEC on February 28, 2023, and including, without limitation, our Form 10-Qs for the quarters ended March 31, 2023 and June 30, 2023, filed on May 9, 2023 and August 8, 2023, respectively, and our Form-10Q for the quarter ended September 30, 2023 expected to be filed November 8, 2023. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release, including non-GAAP SG&A expense, non-GAAP R&D expense, non-GAAP operating expense and adjusted EBITDA. This release and the reconciliation tables included herein include non-GAAP SG&A expense, which excludes depreciation, amortization, stock-based compensation and restructuring charges; non-GAAP R&D expense, which excludes depreciation, amortization, stock-based compensation and restructuring charges; and total non-GAAP operating expense, which excludes costs of revenue, depreciation, amortization, stock-based compensation and restructuring and impairment charges. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation and extraordinary items such as restructuring and impairment charges. Revance excludes costs of revenue, depreciation, amortization and stock-based compensation and extraordinary items like restructuring and impairment charges because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Certain non-GAAP measures included in this release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable effort because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation, amortization, and stock-based compensation, as well as extraordinary items like restructuring and impairment charges. The unavailable information could have a significant impact on the company’s GAAP financial results.

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 510-279-6886
jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$179,319	$108,965
Restricted cash, current	275	—
Short-term investments	120,926	231,742
Accounts receivable, net	25,414	11,339
Inventories	46,214	18,325
Prepaid expenses and other current assets	16,371	4,356
Total current assets	388,519	374,727
Property and equipment, net	17,179	13,799
Goodwill	—	77,175
Intangible assets, net	10,507	35,344
Operating lease right-of-use assets	54,810	39,223
Finance lease right-of-use asset	23,209	6,393
Restricted cash, non-current	7,145	6,052
Finance lease prepaid expense	30,883	27,500
Other non-current assets	235	1,687
TOTAL ASSETS	$532,487	$581,900
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$4,775	$4,546
Accruals and other current liabilities	53,493	59,357
Deferred revenue, current	5,371	6,867
Finance lease liability, current	8,610	669
Operating lease liabilities, current	8,659	4,243
Debt, current	1,250	—
Total current liabilities	82,158	75,682
Debt, non-current	427,101	379,374
Deferred revenue, non-current	84,315	78,577
Operating lease liabilities, non-current	42,279	34,182
Other non-current liabilities	2,835	1,485
TOTAL LIABILITIES	638,688	569,300
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.001 per share — 190,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 87,813,315 and 82,385,810 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	88	82
Additional paid-in capital	1,916,385	1,767,266
Accumulated other comprehensive loss	(13)	(374)
Accumulated deficit	(2,022,661)	(1,754,374)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(106,201)	12,600
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$532,487	$581,900

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$54,109	$26,081	$154,160	$72,401
Service revenue	2,664	1,964	9,942	4,046
Collaboration revenue	3	970	139	6,197
Total revenue	56,776	29,015	164,241	82,644
Operating expenses:
Cost of product revenue (exclusive of depreciation and amortization)	16,821	8,681	46,915	24,130
Cost of service revenue (exclusive of amortization)	2,592	2,055	9,976	4,022
Selling, general and administrative	69,094	65,775	212,489	158,697
Research and development	13,060	26,103	59,044	81,745
Goodwill impairment	77,175	—	77,175	—
Intangible asset impairment	16,007	—	16,007	—
Depreciation and amortization	1,320	3,885	5,459	11,597
Total operating expenses	196,069	106,499	427,065	280,191
Loss from operations	(139,293)	(77,484)	(262,824)	(197,547)
Interest income	3,733	1,165	9,851	1,860
Interest expense	(5,093)	(6,917)	(13,958)	(12,722)
Other expense, net	(223)	(757)	(1,056)	(1,361)
Loss before income taxes	(140,876)	(83,993)	(267,987)	(209,770)
Income tax provision	(300)	(700)	(300)	(700)
Net loss	(141,176)	(84,693)	(268,287)	(210,470)
Unrealized gain (loss)	48	(74)	361	(442)
Comprehensive loss	$(141,128)	$(84,767)	$(267,926)	$(210,912)
Basic and diluted net loss	$(141,176)	$(84,693)	$(268,287)	$(210,470)
Basic and diluted net loss per share	$(1.63)	$(1.17)	$(3.20)	$(3.00)
Basic and diluted weighted-average number of shares used in computing net loss per share	86,613,425	72,208,285	83,816,577	70,215,148

REVANCE THERAPEUTICS, INC.

Product Revenue Breakdown (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Product:
RHA® Collection of dermal fillers	$32,133	$26,081	$94,180	$72,401
DAXXIFY®	21,976	—	59,980	—
Total product revenue	$54,109	$26,081	$154,160	$72,401

Reconciliation of GAAP SG&A Expense to Non-GAAP SG&A Expense (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
GAAP SG&A expense	$69,094	$65,775	$212,489	$158,697
Adjustments:
Stock-based compensation	(8,599)	(13,245)	(31,042)	(27,937)
Depreciation and amortization	(633)	(1,037)	(3,815)	(3,189)
Restructuring charges	(732)	—	(732)	—
Non-GAAP SG&A expense	$59,130	$51,493	$176,900	$127,571

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
GAAP R&D expense	$13,060	$26,103	$59,044	$81,745
Adjustments:
Stock-based compensation	(1,688)	(4,742)	(7,926)	(13,676)
Depreciation and amortization	(172)	(516)	(3,000)	(1,479)
Restructuring charges	(1,293)	—	(1,293)	—
Non-GAAP R&D expense	$9,907	$20,845	$46,825	$66,590

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
GAAP operating expenses	$196,069	$106,499	$427,065	$280,191
Adjustments:
Goodwill and intangible asset impairment	(93,182)	—	(93,182)	—
Costs of revenue (exclusive of depreciation and amortization)	(19,413)	(10,736)	(56,891)	(28,152)
Stock-based compensation	(10,287)	(17,987)	(38,968)	(41,613)
Depreciation and amortization	(2,125)	(5,439)	(12,274)	(16,266)
Restructuring charges	(2,025)	—	(2,025)	—
Non-GAAP operating expenses	$69,037	$72,337	$223,725	$194,160

REVANCE THERAPEUTICS, INC.

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net loss	$(141,176)	$(84,693)	$(268,287)	$(210,470)
Adjustments:
Goodwill and intangible asset impairment	93,182	—	93,182	—
Restructuring charges	2,025	—	2,025	—
Stock-based compensation	10,287	17,987	38,968	41,613
Interest income, net	1,360	5,752	4,107	10,862
Income tax provision	300	700	300	700
Depreciation and amortization	2,125	5,439	12,274	16,266
Adjusted EBITDA	$(31,897)	$(54,815)	$(117,431)	$(141,029)